Morgan Stanley Latin American Growth Fund
                          Item 77(O) 10F-3 Transactions
                        February 1, 2004 - July 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

  Linhas                                                               Morgan
  Aereas    06/23/  33,050   $17.00 $280,925   7,900  0.048%   0.34   Stanley,
Inteligent    04     ,000             ,000                      1%    Merrill
 es (GOL)                                                             Lynch &
                                                                       Co, JP
                                                                      Morgan,
                                                                      Raymond
                                                                     James and
                                                                        UBS
                                                                     Investment
                                                                        Bank